SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Giant Industries, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GIANT INDUSTRIES, INC.
23733 North Scottsdale Road
Scottsdale, Arizona 85255
Notice of 2006 Annual Meeting of Stockholders
Dear stockholder:
      Our 2006 annual meeting of stockholders will be held at 4:00 p.m. on April 10, 2006 at the Hyatt Regency Greenwich located at 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870. At the meeting, you will be asked to:

1. Elect two directors to hold office until the 2009 annual meeting of stockholders,

2. Ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2006, and

3. Consider any other matters that may properly come before the meeting.
      Stockholders of record at the close of business on February 24, 2006 are entitled to vote at the meeting and at any adjournment of the meeting. A list of stockholders entitled to vote at the meeting will be open for inspection during ordinary business hours at our corporate headquarters building from March 27, 2006 to April 10, 2006. Our stockholders may inspect this list for any purpose related to the meeting.
      Details regarding admission to the meeting and the business to be conducted at the meeting are provided in the accompanying proxy statement. It is important that your shares be represented and voted whether or not you expect to attend the meeting in person. Therefore, please date, sign and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage stamp if mailed in the United States.

By Order of the Board of Directors

Fred L. Holliger
Chairman of the Board of Directors
Scottsdale, Arizona
March 1, 2006

PROXY STATEMENT
Questions and Answers About the Annual Meeting and Voting
Election of Directors
Executive Compensation
Option Grants in Last Fiscal Year
Compensation Committee Report on Executive Compensation
Comparison of Cumulative Total Return Among the Company, S&P Industrials Index, and S&P 500 Energy Composite Index(1)
Compensation Committee Interlocks and Insider Participation
Security Ownership of Management
Section 16(a) Beneficial Ownership Reporting Compliance
Audit Committee Report
Audit Fees
Ratification of Appointment of Auditors
Stockholders’ Proposals
Other Matters

GIANT INDUSTRIES, INC.
23733 North Scottsdale Road
Scottsdale, Arizona 85255
PROXY STATEMENT
The Annual Meeting
      Our board of directors is soliciting your proxy to encourage your participation in our upcoming annual meeting and to obtain your support on each of the proposals. You also may attend the meeting and vote your shares directly. Your vote is important. As a result, even if you do not attend in person, we encourage you to vote by proxy.
      This year we will hold the meeting on Monday, April 10, 2006, at 4:00 p.m. We will hold it at the Hyatt Regency Greenwich located at 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. We are first mailing this proxy statement and the proxy card to stockholders on or about March 6, 2006. We also are mailing our 2005 annual report to you with this proxy statement.
Questions and Answers About the Annual Meeting and Voting

What is the purpose of the meeting?
      At our annual meeting, stockholders will vote to elect three directors and ratify the selection of our independent auditors. In addition, management will report on our performance during 2005 and respond to questions from stockholders.

Who is entitled to vote at the meeting?
      The board has set February 24, 2006 as the record date for the annual meeting. If you were a stockholder at the close of business on February 24, 2006, you are entitled to vote at the meeting.
      As of the record date, 14,617,097 shares of our common stock were issued and eligible to vote at the meeting. There were 230 stockholders of record.

What are my voting rights?
      Holders of our common stock are entitled to one vote per share. Therefore, a total of 14,617,097 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?
      In accordance with our bylaws, shares equal to at least one-half of the voting power of the outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	You are present and vote in person at the meeting, or

•	You have properly submitted a proxy card by mail.

How do I vote my shares?
      If you are stockholder of record, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card. If you hold your shares in “street name,” you must vote your shares through your broker or nominee. Your broker or nominee has enclosed or will otherwise provide to you a voting instruction card for your use in directing the broker or nominee how to vote your shares.

What is the difference between a stockholder of record and a “street name” holder?
      If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
      If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the stockholder of record with respect to those shares. You, however, are still considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using the method described above under “How do I vote my shares?”.

What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, it means that you hold shares registered in more than one account or that more than one person in your household holds our shares. To ensure that all of these shares are voted, please sign and return each proxy card.

Can I vote my shares in person at the meeting?
      If you are stockholder of record, you may vote your shares in person by attending the meeting and completing a floor ballot. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
      If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank or other nominee giving you the right to vote the shares at the meeting.

What vote is required for the matters brought before the meeting?
      The election of directors requires the favorable vote of a majority of the shares of common stock entitled to vote. All other items being submitted to stockholders for a vote require the favorable vote of a majority of the shares of common stock represented at the meeting and entitled to vote.

How are votes counted?
      For the election of directors, you may vote in favor of or withhold your vote from each nominee. If you withhold your vote, that will have the same effect as a vote against the nominee. You may abstain from voting on all proposals except the election of directors. We do not include abstentions in determining how many shares are represented for purposes of a quorum. If you abstain from voting on a proposal, that will have the same effect as a vote against the proposal.
      If you hold your shares in street name and do not provide voting instructions to your broker, bank or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange. In this situation, a “broker non-vote” occurs. We do not count broker non-votes in determining whether a quorum is present or whether a proposal passes.
      Our transfer agent will count the votes. In advance of the meeting, we will appoint an election inspector to count all the votes cast at the meeting and to report on the results.

How does the board recommend that I vote?
      The board recommends a vote:

•	FOR the nominees for director, and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2006.

What if I sign and return my proxy card but I do not specify how I want my shares voted?
      If you do not specify how you want to vote your shares on your proxy card, we will vote them:

•	FOR the nominees for director, and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2006.

Can I change or revoke my vote after submitting my proxy?
      Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. You can change your vote in any of the following ways:

•	Delivering to our corporate secretary a written revocation notice with a date later than the date of the proxy,

•	Signing and delivering to our corporate secretary a later proxy relating to the same shares, or

•	Attending the meeting and voting in person. Please note that simply attending the meeting is not sufficient to revoke your proxy. To change or revoke your vote, you must submit a new proxy card or a written revocation at the meeting.
      The proxy holders will vote all properly submitted proxies that are not revoked.

How can I attend the meeting?
      Stockholders may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you will need proof of ownership in order to vote at the meeting. A recent brokerage statement or letter from the broker or bank are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?
      We are soliciting proxies by mail, and we will pay the costs of soliciting these proxies. Our directors, executive officers and employees also may solicit proxies personally, by telephone or by mail. We may distribute proxy materials through brokers, custodians and other similar parties to the owners of our stock. We will reimburse them for their reasonable, out-of-pocket expenses for forwarding proxy materials to our stockholders.
Election of Directors
Nominees
      We currently have six members on our board of directors. In September 2005, we reduced the size of our board from seven to six following the resignation of Richard T. Kalen, Jr.
      Our board of directors is divided into three classes. As of March 1, 2006, there were two class I directors (George M. Rapport and Donald M. Wilkinson), two class II directors (Fred L. Holliger and Brooks J. Klimley), and two class III directors (Larry L. DeRoin and Anthony J. Bernitsky). In December 2005, Mr. Bernitsky was moved from class I to class III to rebalance the classes following the resignation of Mr. Kalen. The term of each class of director is three years, with the term of one class expiring at each of our annual meetings of stockholders. The term of office of the class II directors expires at the 2006 annual meeting of stockholders.
      Our corporate governance and nominating committee recommended to the board that Mr. Holliger and Mr. Klimley be nominees for director at the annual meeting. Based on the committee’s recommendation, our board nominated both individuals for election to class II at the annual meeting. Mr. Holliger and Mr. Klimley have consented to being named as nominees and have indicated their intention to serve if elected. Both of the nominees are currently serving as directors and a brief description of their business experience is set forth below.
      Unless otherwise instructed, the proxy holders will vote for the election of Mr. Holliger and Mr. Klimley. If for any reason either of the nominees should become unable to serve as a director, the proxy holders may vote for the election of a substitute nominee designated by the board.

Age (as of March 1, 2006),
Nominee	Principal Occupation and Business Experience

Fred L. Holliger	Fred L. Holliger, age 58, has served as one of our directors since we went public in October 1989 and as our chairman of the board and chief executive officer since March 2002. From October 1989 to March 2002, Mr. Holliger was our executive vice president and chief operating officer. Mr. Holliger joined us as senior vice president, and president of our refining division, in February 1989.
Brooks J. Klimley	Brooks J. Klimley, age 48, has served as one of our directors since August 2002. Mr. Klimley also serves as a member of the audit committee and the compensation committee and is chairman of the corporate governance and nominating committee. Since 2005, Mr. Klimley has served as the President of CIT Energy, an energy finance and advisory business. In this role, Mr. Klimley is responsible for refining CIT’s strategy to expand client relationships and product offerings to support the global financing needs of companies throughout the energy sector. From 2001 to 2004, Mr. Klimley was a managing director at Citigroup Global Markets Inc. and its predecessor firm Salomon Smith Barney, Inc., and he was the co-head of the diversified industrials group. From 1998 to 2001, Mr. Klimley was senior managing director and co-head of the natural resources group for Bear, Stearns & Co., Inc., where he led origination and execution teams covering a broad range of natural resources companies.
      The board of directors recommends a vote FOR its nominees for director.

Other directors and executive officers
      Our other directors whose terms will continue after the annual meeting and our executive officers are listed below:

	Age as of
Name	March 1, 2006	Position	Class(1)

Fred L. Holliger	58	Director, Chairman and Chief Executive Officer	II 2006
Brooks J. Klimley	48	Director	II 2006
Larry L. DeRoin	64	Director	III 2007
Anthony J. Bernitsky	76	Director	III 2007
George M. Rapport	62	Director	I 2008
Donald M. Wilkinson	68	Director	I 2008
Morgan Gust	58	President
Mark B. Cox	47	Executive Vice President, Treasurer, Chief Financial Officer, and Assistant Secretary
C. Leroy Crow	55	Executive Vice President of our Refining Group Strategic Business Unit
Jack W. Keller	61	President of our Wholesale Strategic Business Unit
Robert C. Sprouse	49	Executive Vice President of our Retail Group Strategic Business Unit
S. Leland Gould	49	Executive Vice President, Governmental Affairs and Real Estate
Kim H. Bullerdick	52	Senior Vice President, General Counsel, and Secretary
Gregory A. Barber	48	Vice President, Chief Accounting Officer, and Assistant Secretary
Natalie R. Dopp	34	Vice President, Human Resources

(1)	Each director’s term of office expires in the year set forth opposite his name above. Each officer serves until his or her successor is chosen and qualified or until his or her earlier resignation or removal.
      Larry L. DeRoin has served as one of our directors since June 2002. Mr. DeRoin also serves as a member of the audit committee and the corporate governance and nominating committee and is chairman of the compensation committee. Since September 2000, Mr. DeRoin has been the president of DeRoin Management, Inc., which provides investment, management and consulting services. From 1993 to September 2000, Mr. DeRoin was chairman and chief executive officer of Northern Border Partners, L.P., chairman of the management committee for Northern Border Pipeline Co., and president of Northern Plains Natural Gas Co.
      Anthony J. Bernitsky has served as one of our directors since August 1996. Mr. Bernitsky also serves as a member of the audit committee, the compensation committee, and the corporate governance and nominating committee. Mr. Bernitsky has been a co-owner, director and the president of PoorBern Leasing Company since he founded it in 1982. PoorBern Leasing Company leases property used in a wholesale and retail gasoline business with service stations and convenience stores located in New Mexico and on the Navajo Indian Reservation to a third party that operates the business.

      George M. Rapport has served as one of our directors since September 2001. Mr. Rapport also serves as chairman of the audit committee and as a member of the compensation committee and the corporate governance and nominating committee. He currently is a director and the chief financial officer for Knightsbridge Petroleum (UK) Ltd., an international oil and gas exploration and production company, and the finance director for Knightsbridge Chemicals Limited, an international chemicals manufacturing company. Both of these companies are subsidiaries of Knightsbridge Investments Limited (“Knightsbridge”) of which Mr. Rapport is a shareholder. In August 2004, Knightsbridge acquired Nimir Petroleum Limited (“Nimir”), an international oil and gas exploration and production company. From August 2001 to October 2004, Mr. Rapport was the senior vice president and chief financial officer of Nimir. From May 2001 to August 2001, Mr. Rapport was a financial advisor to Nimir. From 1993 to May 2001, he was a managing director — private banking for Chase Manhattan Bank in New York.
      Donald M. Wilkinson has served as one of our directors since September 2003. Mr. Wilkinson also serves as a member of the audit committee, the compensation committee, and the corporate governance and nominating committee. Since 1984, Mr. Wilkinson has been the chairman and chief investment officer of Wilkinson O’Grady & Co., Inc., a global asset management firm located in New York City that he co-founded in 1972. Mr. Wilkinson is a member of the Board of Visitors of the Virginia Military Institute and is a former chairman of the Board of Trustees for the Darden School of Business Management at the University of Virginia.
      Morgan Gust has served as our president since March 2002. From February 1999 to March 2002, Mr. Gust served as our executive vice president. Mr. Gust joined the company in August 1990, and over the years served in various senior management positions for us, including vice president, vice president administration, general counsel, and corporate secretary.
      Mark B. Cox has served as our vice president, treasurer, financial officer and assistant secretary since December 1998. In March 2002, Mr. Cox was named chief financial officer and in April 2004, Mr. Cox was made executive vice president.
      C. Leroy Crow has served as executive vice president of our refining group strategic business unit since March 2000. From February 1999 to February 2000, Mr. Crow served as our senior vice president, refinery operations and raw material supply. Mr. Crow joined us in June 1997 when we acquired Phoenix Fuel, and since then has served in various senior management positions for us, including senior vice president, operations division and vice president of operations.
      Jack W. Keller has served as the president of our wholesale strategic business unit since its formation in July 2005 following the acquisition of Dial Oil Co. (“Dial”). The wholesale group combines the operations of Phoenix Fuel and Dial. He also has served as the president of Phoenix Fuel since we acquired it in June 1997 and as chief operating officer of Phoenix Fuel since May 1998. Mr. Keller also has served as president and chief operating officer of Dial since its acquisition.
      Robert C. Sprouse has served as executive vice president of our retail group strategic business unit since April 2003. From January 2000 to April 2003, Mr. Sprouse served as our director of retail operations. From 1996 to January 2000, Mr. Sprouse held several management positions with Strasburger Enterprises, Inc., a retail management consulting company.
      S. Leland Gould has served as our executive vice president, governmental affairs and real estate since June 2002. From March 2002 to June 2002, Mr. Gould served as our executive vice president of retail operations. Mr. Gould joined us in August 2000 as vice president, strategic business development. Prior to August 2000, Mr. Gould was vice president and national sales manager for Wolf Camera, a photo retail store chain with 800 stores nationwide. Mr. Gould also is a director and the treasurer for the New Mexico Oil and Gas Association and is a director for the New Mexico Petroleum Marketers Association.
      Kim H. Bullerdick has served as our vice president and corporate secretary since December 1998 and our general counsel since May 2000. In April 2004, Mr. Bullerdick was made senior vice president. From December 1998 to May 2000, Mr. Bullerdick was our legal department director.

      Gregory A. Barber has served as our vice president, chief accounting officer, and assistant secretary since August 2005. From April 2004 to August 2005, Mr. Barber served as our vice president, corporate controller. From March 2001 to June 2004, Mr. Barber served as our vice president, special project management. From February 1999 to March 2001, Mr. Barber served as our vice president, branded wholesale marketing.
      Natalie R. Dopp has served as our vice president, human resources since September 2002. Prior to that, Ms. Dopp was responsible for our recruiting and compensation functions. Ms. Dopp joined us in April 2000 and prior to that she was employed by Scottsdale Insurance Company, a subsidiary of Nationwide Insurance.
About the board of directors
      Our board of directors meets throughout the year on a set schedule. The board also holds special meetings and acts by unanimous written consent from time to time as appropriate. The non-management members of the board and, when different individuals, the independent members of the board periodically meet in executive session without management present. As provided in the corporate governance guidelines adopted by the board, the non-management directors designate the director who will preside at the executive sessions. The non-management directors have designated Mr. Klimley as the presiding director. He will continue to serve in that role until such time as the non-management directors designate someone else to serve in that role. It is anticipated that the non-management directors will consider the designation at least once a year.
      Our board held nine meetings during 2005. The board has established an audit committee, a compensation committee, and a corporate governance and nominating committee. During 2005, all incumbent directors attended 75% or more of the aggregate of: (1) the total number of meetings of the board, and (2) the total number of meetings of all committees on which the director served.
      It is our policy that our board of directors should make every effort to attend the annual meeting. Last year, all members of the board attended the annual meeting.
Independent directors
      Our board has determined that it is comprised of a majority of individuals who are independent under the rules of the New York Stock Exchange and applicable federal law. The board has determined that the following directors are independent: Anthony J. Bernitsky, George M. Rapport, Donald M. Wilkinson, Brooks J. Klimley and Larry L. DeRoin.
      In reaching that determination, the board affirmatively determined that the individuals it considers independent have no material relationship with us, either directly or as a partner, shareholder or officer of a company that has a relationship with us. In particular, the board determined that these individuals satisfied all of the following standards:

•	Neither they, nor any immediate member of their family, have ever been employed by us.

•	Neither they, nor any immediate member of their family, has received any direct compensation from us (director and committee fees and pensions or other forms of deferred compensation for prior service were not considered compensation for this purpose; provided such compensation was not contingent in any way on continued service) in any twelve-month period within the last three years.

•	Neither the director, nor any immediate family member, is employed by another company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds $60,000.

•	They satisfy each of the bright-line standards of the New York Stock Exchange that must be met if a director is to be considered independent.

      Our directors on the audit committee meet the following additional two standards:

•	They have not accepted, directly or indirectly, any consulting, advisory or other compensatory fee from us other than (1) compensation for board or committee service, or (2) fixed amounts of compensation under a retirement plan for prior service that is not contingent on continued service.

•	They are not affiliated with us. By this we mean that the director does not directly, or indirectly through one or more intermediaries, control us, and is not controlled by, or under common control with, us. The director is not considered to be in control of us if (1) he is not the beneficial owner, directly or indirectly, of more than 10% of any class of our voting equity securities, and (2) he is not one of our executive officers.
About the committees of the board of directors
      Our board has an audit committee, a compensation committee, and a corporate governance and nominating committee. Each of the committees has a written charter that may be found on our website at www.giant.com. In addition, copies of the charters are available to all stockholders by calling (480) 585-8888 or by writing to: Kim H. Bullerdick, Corporate Secretary, at our corporate headquarters located at 23733 N. Scottsdale Road, Scottsdale, AZ 85255. All of the members of each of our committees are independent directors as required by the New York Stock Exchange listing standards and applicable federal law. The following table presents information about each committee.

Audit Committee	The members of the committee are George M. Rapport (Chairman), Anthony J. Bernitsky, Larry L. DeRoin, Brooks J. Klimley, and Donald M. Wilkinson. The committee met nine times, either in person or by telephone, in 2005. Our board has determined that Mr. Rapport qualifies as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. Among other matters, the committee:

• Directly hires and replaces the independent auditors as appropriate.

• Evaluates the performance of, independence of, and pre-approves the services provided by, the independent auditors.

• Discusses the quality of our accounting principles and financial reporting procedures with management and our independent auditors.

• Reviews with management and our independent auditors our annual and quarterly financial statements and recommends to the board whether the annual financial statements should be included in our annual report.

• Oversees the internal auditing functions and controls.

• Established procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

• Prepares the audit committee report required by the rules of the Securities and Exchange Commission.

Compensation Committee	The members of the committee are Larry L. DeRoin (Chairman), Anthony J. Bernitsky, Brooks J. Klimley, George M. Rapport, and Donald M. Wilkinson. The committee met seven times, either in person or by telephone, in 2005. Among other matters, the committee:

• Oversees the administration of our compensation programs.

• Sets the compensation for our chief executive officer and our president.

• Reviews the compensation of our executive officers.

• Prepares the report on executive compensation required by the rules of the Securities and Exchange Commission.

Corporate Governance and Nominating Committee	The members of the committee are Brooks J. Klimley (Chairman), Anthony J. Bernitsky, Larry L. DeRoin, George M. Rapport, and Donald J. Wilkinson. The committee met three times, either in person or by telephone, in 2005. Among other matters, the committee:

• Identifies individuals believed to be qualified to become members of our board and recommends to the board the nominees to stand for election as directors at the annual meeting.

• Makes recommendations to the board as to changes that the committee believes to be desirable to the size of the board and any committee of the board and to the types of committees of the board.

• Makes recommendations to the board regarding the composition of board committees.

• Develops and recommends to the board a set of corporate governance guidelines and reviews those guidelines at least once a year.

      In identifying and nominating candidates to the board, the corporate governance and nominating committee considers, among other factors, the following:

•	Personal qualities, including background and reputation, reflecting the highest personal and professional integrity. We seek individuals of exceptional talent and judgment. We also seek individuals with the ability to work with other directors and director nominees to build a board that is effective and responsive to the needs of the stockholders.

•	Current knowledge of (1) the communities in which we do business, (2) our industry, (3) other industries relevant to our business, or (4) other organizations of similar size.

•	Ability and willingness to commit adequate time to board and committee matters.

•	Diversity of viewpoints, background, experience and other demographics.

•	The individual’s agreement with our corporate governance guidelines.

Director candidates proposed by you
      The corporate governance and nominating committee may consider candidates recommended by our stockholders. If a stockholder wishes to propose a nominee for consideration by the committee, he or she may do so by submitting name(s) and supporting information to:

Giant Industries, Inc.
23733 N. Scottsdale Rd.
Scottsdale, AZ 85255
Attention: Corporate Secretary
      When submitting nominees for consideration, a stockholder should explain why the proposed nominee meets the factors that the corporate governance and nominating committee considers important. All candidates proposed will be evaluated by the same criteria regardless of who proposes the candidate.
Corporate governance guidelines
      We have adopted a set of corporate governance guidelines. A copy of the corporate governance guidelines may be found on our website at www.giant.com. In addition, copies of the corporate governance guidelines are available to all stockholders by calling (480) 585-8888 or by writing to: Kim H. Bullerdick, Corporate Secretary, at our corporate headquarters located at 23733 N. Scottsdale Road, Scottsdale, AZ 85255. The guidelines set out our thoughts on, among other things, the following:

•	The role of our board and management.

•	The functions of our board and its committees and the expectations we have for our directors.

•	The selection of directors, the chairman of the board, and the chief executive officer.

•	Election terms, retirement of directors, and management succession.

•	Executive and board compensation.

•	Evaluating board performance.

•	Communications with the board.
Code of ethics
      We have adopted a code of ethics that applies to all of our directors, executives and employees. We have filed a copy of our code of ethics as Exhibit 14.1 to our annual report on Form 10-K for the year ended December 31, 2003. The code of ethics also is posted on our website at www.giant.com. In addition, copies of the code of ethics are available to all stockholders by calling (480) 585-8888 or by writing to: Kim H. Bullerdick, Corporate Secretary, at our corporate headquarters located at 23733 N. Scottsdale Road, Scottsdale, AZ 85255. We intend to report on Form 8-K all amendments to or waivers from the code of ethics that are required to be reported by the rules of the Securities and Exchange Commission.
Contacting The Board
      If you wish to contact the board, you may do so by writing the board at:

Giant Industries, Inc.
23733 N. Scottsdale Rd.
Scottsdale, AZ 85255
Attention: Corporate Secretary (Board Matters)
      If you wish to contact the presiding director of the non-management directors or the non-management directors as a group, you may do so by sending your correspondence to the attention of the Corporate Secretary (Presiding Director) or to the attention of the Corporate Secretary (Non-Management Directors),

as appropriate. Our corporate secretary will forward your correspondence to the appropriate members of the board.
Compensation of directors
      Our non-employee directors receive the following compensation for serving as a director for us:

•	$2,500 per month or portion of a month served as a director.

•	$1,500 for each in-person meeting of the board attended and $1,000 for each telephonic meeting of the board in which the director participates.

•	$1,250 for each in-person committee meeting attended and $1,000 for each telephonic committee meeting in which the director participates.

•	$1,000 for each in-person or telephonic meeting of any special committee in which the director participates.

•	$750 per month or portion of a month served as chairman of the audit committee and $500 per month or portion of a month served as chairman of the compensation committee or the corporate governance and nominating committee.
      Our directors also are eligible to participate in our Deferred Compensation Plan, which was adopted in 2005. In addition, we made our company plane available to our directors on a limited basis during 2005. There was, however, no incremental cost to us for such use as the personal use was family members flying with the directors in connection with otherwise required business trips.
      We also reimburse all directors for reasonable, out-of-pocket expenses that they incur to attend our board and committee meetings.

Executive Compensation
      The following table sets forth the compensation we paid in the last three years to our chief executive officer and our four other most highly compensated executive officers. We will refer to these five persons as our “named executive officers”.
Summary Compensation Table

						Long-Term
						Compensation Awards
	Annual Compensation
						Restricted	Securities
				Other Annual		Stock	Underlying	All Other
		Salary	Bonus	Compensation		Awards	Options/	Compensation
Name and Principal Position	Year	($)(1)	($)(1)	($)		($)(2)	SARS (#)	($)(3)

Fred L. Holliger	2005	$580,769	$1,650,000		(4)	$243,000	-0-	$123,066
Chairman of the Board and	2004	503,077	825,000		(4)	-0-	-0-	11,939
Chief Executive Officer	2003	420,923	295,000		(4)	-0-	40,000	10,592
Morgan Gust	2005	390,385	1,000,000		(4)	162,000	-0-	82,051
President	2004	350,000	500,000		(4)	-0-	-0-	11,939
	2003	306,412	190,000		(4)	-0-	40,000	11,063
Mark B. Cox	2005	229,231	440,000		(4)	97,200	-0-	40,491
Executive Vice President, Chief	2004	197,846	220,000		(4)	-0-	-0-	9,841
Financial Officer and	2003	169,616	90,000	$47,915	(5)	-0-	-0-	9,680
Treasurer
C. Leroy Crow	2005	245,192	440,000		(4)	97,200	-0-	16,700
Executive Vice President	2004	215,231	180,000		(4)	-0-	-0-	11,911
of Refining Group Strategic	2003	198,462	55,000		(4)	-0-	-0-	11,546
Business Unit
Jack W. Keller	2005	201,885	380,000		(4)	97,200	-0-	34,065
President of the Wholesale	2004	186,123	170,000		(4)	-0-	-0-	11,939
Strategic Business Unit	2003	183,692	90,000		(4)	-0-	-0-	11,592

(1)	Includes compensation deferred at the election of the named executive officer.

(2)	At December 30, 2005 (the last business day of the year), the number and value of the restricted stock holdings of the named executive officers was as follows:

	Number	Value

Fred L. Holliger	4,500	$233,820
Morgan Gust	3,000	155,880
Mark B. Cox	1,800	93,528
C. Leroy Crow	1,800	93,528
Jack W. Keller	1,800	93,528

The restricted shares were awarded on December 6, 2005. The restricted shares vest in five equal annual installments beginning December 6, 2006. The named executive officers will be entitled to receive dividends on the restricted shares to the same extent dividends are paid to all stockholders.

(3)	The amounts disclosed in this column for 2005 represent the following:

Description	Holliger	Gust	Cox	Crow	Keller

401(k) match	$12,600	$12,600	$12,600	$12,600	$12,600
Discretionary 401(k) contribution from us for 2004 made in 2005	$4,100	$4,100	$4,100	$4,100	$4,100
Deferred compensation plan match	$106,366	$65,351	$23,791	$0	$17,365

The discretionary 401(k) contribution from us was made in the form of shares of our stock. The amount reported in the table above represents the value of the shares on the date of contribution.

(4)	No such compensation was paid other than perquisites and other personal benefits that have not been included because their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10% of salary plus bonus.

(5)	Total for 2003 consists of perquisites and other personal benefits provided to Mr. Cox, including $40,884, which represents the incremental cost to us of the initiation fee and monthly dues attributable to his personal use of a golf club membership.
Option Grants in Last Fiscal Year
      During 2005, we did not make any grants of stock options to any of our employees.
Aggregated Option/ SAR Exercises In Last Fiscal Year
And Fiscal Year-End Option Values
      The following table provides information on option exercises during 2005 by our named executive officers and the value of their unexercised options at December 30, 2005 (the last business day of the year).

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options/SARS at	Options/SARS at Fiscal
	Acquired on		Fiscal Year-End (#)	Year-End ($)
	Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized ($)	Unexercisable	Unexercisable(1)

Fred L. Holliger	61,000	$2,279,680	56,000/-0-	$2,489,150/-0-
Morgan Gust	50,000	$1,515,076	37,000/-0-	$1,648,570/-0-
Mark B. Cox	4,500	$245,245	4,500/-0-	$220,995/-0-
C. Leroy Crow	10,000	$256,700	-0-/-0-	$-0-/-0-
Jack W. Keller	12,000	$301,463	-0-/-0-	$-0-/-0-

(1)	Calculated based upon the difference between the closing market price per share ($51.96) for our common stock on December 30, 2005 (the last business day of the year), as reported by the New York Stock Exchange, and the exercise price.
Employment agreements
      We have entered into employment agreements with Mr. Holliger, Mr. Gust and Mr. Cox. The employment agreements expire on December 11, 2006 but will automatically extend for successive one-year periods unless we or the executive gives notice of termination.
      Pursuant to the agreements, Mr. Holliger, Mr. Gust and Mr. Cox currently receive base salary at an annual rate as follows: Mr. Holliger — $600,000, Mr. Gust — $400,000 and Mr. Cox — $235,000. The amounts are subject to increase during the terms of the agreements as the board deems appropriate with respect to Mr. Holliger and Mr. Gust, and as the chief executive deems appropriate and the compensation committee approves with respect to Mr. Cox. The base salary for each executive may only be reduced in connection with an across-the-board reduction applicable to all of our senior executives. Each agreement provides that the executive is entitled to participate in any bonus or benefit plans that we make available to our senior executives.
      The following is a summary of the amounts or benefits each executive or his estate will receive from us if he is terminated under the circumstance noted. The complete agreements have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2003.
      (1) Employment of the executive is terminated (1) because of the executive’s death or disability, (2) by the executive without good reason, or (3) by us with cause, in each case either prior to a change of control or more than three years following a change in control (two years for Mr. Cox):

•	Any unpaid base salary as of the termination date.

•	Reimbursement in accordance with our policies then in effect of any expenses incurred prior to termination.

•	Accrued and vested benefits due under our benefit plans.

•	Any discretionary bonus for a prior year that has been earned but not paid.

•	The right for one year following termination to exercise all vested stock options outstanding on the termination date.
      (2) Employment of the executive is terminated (1) within three years of a change of control (two years for Mr. Cox) or by the executive with good reason, or (2) upon the expiration of the term of the agreement within three years of a change of control (two years for Mr. Cox):

•	The amounts and benefits described in paragraph 1 above except the stock option benefit.

•	An amount equal to three times (two times for Mr. Cox) the sum of: (1) the base salary in effect at the time of termination, and (2) the average annual bonuses paid to the executive for the last three years (two years for Mr. Cox), but in no event less than 25% of the executive’s base salary.

•	Unless expressly prohibited under the terms of the plan(s) pursuant to which the awards were made, all unvested stock options or other stock awards owned by the executive shall vest on the termination date, and the executive shall have the right for one year following termination to exercise all stock options outstanding on the termination date.

•	Reimbursement for certain taxes incurred by the executive as a result of receiving the above amounts.
      (3) Employment of the executive is terminated (1) by the executive for good reason, (2) by us without cause, or (3) because we gave notice of our intention not to renew the agreement when it expires, in each case either prior to a change of control or more than three years following a change of control (two years for Mr. Cox):

•	The amounts and benefits described in paragraph 1 above.

•	A lump sum equal to the executive’s base salary in effect at the time of termination.

Compensation Committee Report on Executive Compensation
      The following report of the compensation committee of the board on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing made by us with the Securities and Exchange Commission, except to the extent that we specifically incorporate it by reference into any filing.
      The functions of the compensation committee include overseeing the administration of our compensation programs, setting the compensation for our chief executive officer and president, reviewing and approving the compensation of executive officers, preparing any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission, and addressing any further compensation matters requested by the board. The compensation committee currently consists of five members of the board, each of whom the board has determined is independent.
      Our annual bonus plans generally include criteria for cash bonuses for key personnel who, by the nature and scope of their positions, significantly impact our overall results and success. We also have a stock incentive plan — the 1998 Stock Incentive Plan. The purpose of the plan is to attract, retain and motivate officers and other key employees and consultants and to provide these persons with incentives and rewards for superior performance linked to our profitability and increases in stockholder value.
      The committee considers the following major elements in establishing compensation for our executive officers:

(1) The level of compensation paid to executive officers in similar positions by other companies. To determine whether pay is competitive, the committee, from time to time, compares our total compensation and benefits packages with those of other companies in the same or similar industries or with other similar attributes such as size or capitalization. Some, but not all, of these companies are included in the S&P Industrials Index and the S&P 500 Energy Composite Index that are used for comparative purposes in the total return graph which follows this report. Many of the companies used in these indexes are engaged in different businesses than us and almost all are larger. The committee recognizes that our asset and business mix is rather unique given our relatively small size, making direct comparisons of compensation difficult. The committee also recognizes, however, that total compensation for similar positions must be competitive to attract and retain competent executives.

(2) The individual performance of each executive officer. Individual performance includes any specific accomplishments of the executive officer, demonstration of job knowledge and skills, teamwork and demonstration of our core values.

(3) The responsibility and authority of each position relative to other positions within our organization.

(4) Corporate performance. Corporate performance is evaluated both subjectively and objectively. Subjectively, the committee discusses and makes its own determination of how we performed relative to the opportunities and difficulties we encountered during the year and relative to the performance of our competitors and business conditions. Objectively, corporate performance is measured by earnings, cash flow, and other financial results compared to budgeted results.

(5) Incentives for executive officers to make decisions and take actions that will increase the market value of our stock over the long-term and that encourage our officers to remain with us as long-term employees.
      In the case of base salary and awards granted under the stock plan to executive officers, the application and weight given each of these factors is not done mechanically or quantitatively, but rather the committee uses its discretion, best judgment and the experience of its members to examine the totality of all of the relevant factors. In exercising this discretion, the committee believes that it generally tends to give greater weight to factors (1), (2), and (3) above in fixing base salary and any merit/cost of living increase and to factor (5) in making awards under the stock plan. In applying factor (1), the committee believes that total compensation is similar to amounts paid to equally competent employees in similar positions at other companies after giving effect to the belief that we have historically granted fewer stock based awards than appears to be the historical practice at other companies.
      In applying the foregoing compensation policies to the salaries of the chief executive officer (“CEO”) and the president during 2005, the committee authorized an increase in the CEO’s salary of $50,000, resulting in his base salary being increased from $550,000 per year to $600,000 per year, and an increase in the president’s salary of $25,000, resulting in his base salary being increased from $375,000 per year to $400,000 per year, both effective May 7, 2005. The committee authorized these increases after considering the foregoing compensation policies, information on executive compensation paid by other companies, and various other information relating to compensation.
      For our executive officers, as well as for certain other key management employees, we adopted the 2005 Management Discretionary Bonus Plan. As to our CEO and president, the plan is administered by the compensation committee. As to all other eligible employees, the plan is administered by an administrative committee consisting of our CEO, president, and vice president of human resources.
      The plan provided for the accrual during 2005 of a pool of money from which bonuses could be paid. To consider the payment of any bonuses, we had to meet a pre-tax earnings threshold for 2005. As our performance exceeded this level during the year, the accrual was increased.
      Cash bonuses awarded to plan participants under the plan were based on an evaluation of individual performance and accomplishments and the participant’s contributions to and support of our achievement of our 2005 goals for: (1) pre-tax earnings, cash flow, and capital expenditure targets; (2) raw materials supply and low sulfur motor fuel compliance; (3) strategic growth; and (4) maintenance of our Sarbanes-Oxley 404 compliance status.
      The actual bonus recommended, if any, was within the complete and sole discretion of the participant’s supervisor, and was subject to the final approval of the administrative committee. In recommending a bonus award, supervisors could utilize measurable performance goals and achievements, commitment to our core values, and other incentive or performance measurement criteria as applicable to the individual’s area of responsibility. To receive a bonus, the participant had to be employed by us at the time the funds were awarded, which was January 13, 2006.
      In reviewing the administrative committee’s proposed bonuses for our executive officers, and determining the bonuses to be paid to our CEO and president, the compensation committee reviewed and discussed information on executive compensation paid by other companies as well as various other materials and matters regarding the payment of bonuses to the Corporation’s executive officers. These included: (1) the elements and criteria considered by the compensation committee in setting executive compensation discussed above; (2) the application of the provisions of the plan regarding the award of bonuses, including how our results of operations for 2005 compared to our goals and objectives; (3) the performance and contribution of the executive officers; (4) Section 162(m) of the Internal Revenue Code; and (5) the terms of the employment agreements with the CEO and the president.
      In connection with the compensation committee’s discussion of the 2005 performance and contribution of both our CEO and president, the compensation committee took note of the leadership role that they had played in the achievement of our goals and objectives, including: (1) year-end financial performance that exceeded the plan’s pre-tax earnings and cash flow goals; (2) the substantial potential impact on our Four Corners operations resulting from the August 2005 acquisition of an idle crude oil pipeline system that originates near Jal, New Mexico and is connected to a company-owned pipeline network that directly supplies crude oil to the Ciniza and Bloomfield refineries; (3) the successful issuance of one million shares of our stock in March 2005 and the associated redemption of approximately $18,828,000 of our outstanding 11% senior subordinated notes; (4) the amendment and restatement of our revolving credit facility in June 2005; (5) the successful issuance of an additional one million shares of our common stock in September 2005; (6) the acquisition of Dial Oil Co. in July 2005; (7) significant developments in the employment area during 2005 resulting in improved employee quality and knowledge base, such as developments in the information systems and internal auditing areas; (8) changes made to our compensation structure in 2005 that should assist us in attracting and retaining employees; and (9) certain other matters related to our strategic goals.
      In addition to cash bonuses, during 2005, certain of our officers and key employees, including the CEO and the president, were awarded restricted stock. In awarding the restricted stock, the compensation committee considered, among other things: (1) the contributions of each of the recipients to our success during 2005, and (2) the motivation that the awards may create for the recipients to make decisions that will increase the market value of our stock over the long term and encourage these individuals to remain with us as long-term employees.
      During 2005, we also adopted a Deferred Compensation Plan (the “Plan”). Participation in the Plan is limited to certain highly compensated members of our management team, including the named executive officers, and the members of our board of directors. Under the Plan, the participants may defer a portion of their annual salary and/or bonus to future years. They effectively may invest the deferred compensation in a variety of investment fund choices. At our discretion, we also will match a portion of the amounts deferred on a basis similar to matches in our 401(k) plan, but without regard to the annual caps in the 401(k) plan. The amounts matched in 2005 for the named executive officers are identified in the summary compensation plan.
      Section 162 of the Internal Revenue Code includes a provision limiting tax deductions for certain executive compensation in excess of $1,000,000 for each executive. The committee has analyzed the impact of this tax law on our compensation policies, and has decided for the present to not modify our compensation policies based on this tax law. The committee will periodically reconsider its decision as circumstances dictate.

Compensation Committee:

Larry L. DeRoin (Chairman)
George M. Rapport
Brooks J. Klimley
Anthony J. Bernitsky
Donald M. Wilkinson

Comparison of Cumulative Total Return Among the Company,
S&P Industrials Index, and S&P 500 Energy Composite Index(1)

	Base
	Period
Company Index	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05

Giant Industries, Inc.	$100.00	$126.22	$40.34	$163.83	$362.53	$710.56

S&P Industrials	$100.00	$88.33	$67.39	$86.49	$95.20	$98.98

S&P 500 Energy	$100.00	$89.60	$79.63	$100.04	$131.60	$172.87

(1)	Assumes $100 invested on December 31, 2000, and dividends reinvested. Historical performance does not necessarily predict future results.
Compensation Committee Interlocks and Insider Participation
      During 2005, our compensation committee was comprised of Larry L. DeRoin (Chairman), Anthony J. Bernitsky, Brooks J. Klimley, George M. Rapport, and Donald M. Wilkinson. Mr. Wilkinson was added to the committee on August 24, 2005. No member of our compensation committee is or ever was an officer or employee of ours. In addition, during 2005, there were no compensation committee interlock relationships required to be disclosed under the federal securities laws.

Security Ownership of Management
      The following table sets forth information concerning the beneficial ownership of our common stock as of February 28, 2006 (unless otherwise noted) by (1) each director and nominee for director, (2) each named executive officer, and (3) all executive officers and directors as a group. Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law. Our only outstanding class of equity securities is our common stock.

			Options
			Exercisable
			Within				Total
			60 Days of				Beneficially	Percent
Name	Common Stock(1)		February 28		401(k)(2)		Owned	of Class

Fred L. Holliger	38,427		56,000		11,468		105,895	*
Morgan Gust	8,500	(3)	37,000		140		45,640	*
Mark B. Cox	1,800		4,500		2,770		9,070	*
C. Leroy Crow	1,800		0		2,669		4,469	*
Jack W. Keller	1,800		0		140		1,940	*
Anthony J. Bernitsky	26,175	(4)	0	(5)	0	(5)	26,175	*
Donald M. Wilkinson	2,000		0	(5)	0	(5)	2,000	*
George Rapport	1,000		0	(5)	0	(5)	1,000	*
Larry DeRoin	1,000		0	(5)	0	(5)	1,000	*
Brooks Klimley	0		0	(5)	0	(5)	0	*
Executive Officers and Directors as a Group (15 Persons)	91,012		97,500		27,477		215,989	1.47%

*	Less than 1%

(1)	Includes holdings of restricted stock, if any.

(2)	The amount listed is the approximate number of our shares allocated to the Giant Stock Fund portion of the individual’s account in the Giant Industries, Inc. and Affiliated Companies 401(k) Plan (the “401(k)”) as of December 31, 2005. The Giant Stock Fund is composed primarily of our common stock and a small amount (approximately 5%) of short-term money market funds. Ownership in the Giant Stock Fund is measured in units rather than shares of common stock. Each 401(k) participant has the right to direct the 401(k) trustee to vote the participant’s proportionate share of the common stock underlying the units in the Giant Stock Fund. We determine a participant’s proportionate share by multiplying the total number of underlying shares held in the Giant Stock Fund by a fraction, the numerator of which is the number of underlying shares allocated to the participant and the denominator of which is the number of underlying shares allocated to all participants’ accounts as of the record date. The 401(k) trustee and the participants have shared dispositive power with respect to the underlying shares allocated to a participant’s account.

(3)	5,500 shares are held in a trust in which Mr. Gust and his spouse are settlors, co-trustees and beneficiaries.

(4)	Shares are held in a living trust in which Mr. Bernitsky and his spouse are settlors, co-trustees and beneficiaries.

(5)	To date, non-employee directors have not participated in our stock incentive plans or the 401(k).

Shares Owned By Certain Shareholders
      The following table sets forth information concerning the beneficial ownership of our common stock as of February 28, 2006 (unless otherwise noted) by each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock. Except as set forth below, no other person or entity is known by us to beneficially own more than 5% of our outstanding common stock.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owners	Ownership		of Class

Barclays entities	1,515,024	(1)	10.4%
Batterymarch Financial Management, Inc.	1,038,495	(2)	7.1%
200 Clarendon Street Boston, Massachusetts 02116
Dimensional Fund Advisors Inc.	890,890	(3)	6.1%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Putnam, LLC dba Putnam Investments	856,105	(4)	5.9%
One Post Office Square Boston, Massachusetts 02109

(1)	As reported on a Schedule 13G, dated February 10, 2006. In the Schedule 13G, the following entities reported ownership of our shares:

Barclays Global Investors, NA	1,344,767
45 Fremont Street
San Francisco, California 94105
Barclays Global Fund Advisors	170,257

45 Fremont Street
San Francisco, California 94105
Total	1,515,024

Each of the entities has sole voting and dispositive power with respect to the shares noted except that Barclays Global Investors, NA has sole voting power only as to 1,256,786 shares, and Barclays Global Fund Advisors has sole voting power only as to 169,709 shares.

(2)	As reported on a Schedule 13G, dated February 14, 2006, filed by Batterymarch Financial Management, Inc. The Schedule 13G states that various accounts managed by the filer have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our shares. No account owns more than 5% of the shares outstanding.

(3)	As reported on a Schedule 13G, dated February 1, 2006, filed by Dimensional Fund Advisors Inc. (“Dimensional”). The Schedule 13G states that Dimensional, a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to other commingled group trusts and separate accounts (as used in this paragraph only, collectively, the “Funds”). The Schedule 13G further states that in its role as investment advisor or manager, Dimensional possesses voting and/or investment power over our stock owned by the Funds, and may be deemed to be beneficial owner of our stock held by the Funds. The Schedule 13G states that all of our stock reported in the Schedule 13G is owned by the Funds, and that Dimensional disclaims beneficial ownership of these securities.

(4)	As reported on Schedule 13G, dated February 3, 2006, filed by Putnam, LLC dba Putnam Investments (“PI”). The Schedule 13G states that PI, which is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), wholly owns two registered investment advisers: Putnam Investment Management, LLC., which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, LLC., which is the investment adviser to Putnam’s institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, LLC. has shared voting power over the shares held by the institutional clients. Pursuant to Rule 13d-4, MMC and PI declare that the filing of the Schedule 13G shall not be deemed an admission by either or both of them that they are, for the purposes of Section 13(d) or 13(g), the beneficial owner of any securities covered by the Schedule 13G, and further state that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

Section 16(a) Beneficial Ownership Reporting Compliance
      The federal securities laws require our officers and directors, and persons who own more than 10 percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. These individuals also are required to furnish us with copies of all reports they file. Based solely upon a review of the filings provided to us during 2005, or with respect to 2005, or written representations that no filings were required, we believe that each person who at any time during 2005 was a director, officer, or greater than 10 percent beneficial owner filed the required reports on a timely basis.
Audit Committee Report
      The following report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filings made by us with the Securities and Exchange Commission, except to the extent that we specifically incorporate it by reference into any filing.
      In accordance with the written charter adopted by the board, the committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During 2005, our audit committee met nine times. Each member of the committee is independent under the standards maintained by the New York Stock Exchange and under applicable federal law.
      In discharging its oversight responsibility as to the audit process, the audit committee: (1) obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” (2) discussed with the auditors any relationships that may impact their objectivity and independence, and (3) satisfied itself as to the auditors’ independence. The committee also discussed with management and the independent auditors the quality and adequacy of our internal controls.
      The committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ audit of the financial statements.
      The committee reviewed and discussed our audited financial statements as of and for the year ended December 31, 2005 with management and the independent auditors. Our management has the responsibility for preparing the financial statements and the independent auditors have the responsibility for auditing those statements.
      Based on the review and discussions with management and the independent auditors described in the preceding three paragraphs, the committee recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The committee also decided to reappoint the independent auditors.

Audit Committee:

George M. Rapport (Chairman)
Anthony J. Bernitsky
Larry L. DeRoin
Brooks J. Klimley
Donald M. Wilkinson
Audit Fees
      The following table sets forth fees for services Deloitte & Touche LLP provided to us during 2005 and 2004:

	2005	2004

Audit fees(1)	$1,432,975	$1,759,500
Audit-related fees(2)	42,450	118,525
Tax fees(3)	13,000	103,535
All other fees	-0-	-0-

Total	$1,488,425	$1,981,560

(1)	Represents aggregate fees for services in connection with the audit of our annual financial statements and review of our quarterly financial statements, attestation procedures on internal controls over financial reporting, and services related to Securities and Exchange Commission matters and filings.

(2)	Represents aggregate fees for services in connection with employee benefit plan audits. The amounts for 2004 also include fees for agreed-upon procedures and Sarbanes-Oxley Act Section 404 advisory services.

(3)	Represents fees for services provided in connection with our tax returns and tax compliance and consulting. The amounts for 2004 also include fees for alternative fuel tax credit services.
      The audit committee has determined that the provision of certain non-audit services by Deloitte & Touche LLP is compatible with maintaining their independence. Except as noted below, the audit committee approves in advance all audit and non-audit services provided by Deloitte & Touche LLP. The chairman, or in his absence, any other member of the audit committee also has delegated authority from the committee to pre-approve services provided by Deloitte & Touche LLP. In this case, the member pre-approving the services must report the pre-approval to the audit committee at its next meeting. In addition, as permitted by SEC rules, our chief financial officer, chief accounting officer, or controller may approve permitted non-audit services having a value of less than $5,000 in certain limited circumstances. During 2005, all services provided by Deloitte & Touche LLP were approved in accordance with this policy.
Ratification of Appointment of Auditors
      We have selected Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for 2006. Deloitte & Touche LLP has served as our independent auditors since we became a public company in 1989. We are asking our stockholders to ratify the appointment of Deloitte & Touche as independent auditors for 2006.
      In the event stockholders fail to ratify the appointment, the audit committee may reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

      The audit committee has approved all services provided by Deloitte & Touche LLP. A member of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.
      The board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors.
Stockholders’ Proposals
      We welcome comments or suggestions from our stockholders. In the event that you desire to have a proposal formally considered at the 2007 annual meeting of stockholders, and evaluated by the board for inclusion in the proxy statement for that meeting, the proposal must be received in writing by our corporate secretary at the address on the first page of this proxy statement on or before November 1, 2006.
      In the event you desire to present a proposal at our 2007 annual meeting without seeking to have the proposal included in our proxy statement, our proxies will not be allowed to use their discretionary voting authority in connection with the proposal if you provide a written statement to us telling us that you intend to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal. The statement must be provided to us within the time period specified in our bylaws for the receipt of stockholder notices. Our bylaws provide that notice of your proposal must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the annual meeting. In the event, however, that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, your notice must be received by us not later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs. Your notice to us must set forth as to each matter you propose to bring before the meeting:

•	A brief description of the business desired to be brought before the meeting.

•	The reasons for conducting the business at the meeting.

•	In the event that the business includes a proposal to amend either our certificate of incorporation or bylaws, the language of the proposed amendment.

•	Your name and address as they appear on our books.

•	The number of our shares you own.

•	Any material interest you have in the business.
      You also must include the statement in your filed proxy materials. Immediately after you solicit the percentage of stockholders required to carry the proposal, you must also provide us with a statement from a solicitor or other person with knowledge confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal. All statements should be sent in writing to our corporate secretary at the address set forth on the first page of this proxy statement.
Other Matters
      We are not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the annual meeting should be properly presented, the proxy holders will vote the shares represented by the proxy on the matter in accordance with their best judgment. If any matter not proper for action at the annual meeting should be presented, the proxy holders will vote against consideration of the matter or action on the matter.

By Order of the Board of Directors

Secretary, Senior Vice President and General Counsel
Scottsdale, Arizona
March 1, 2006

PROXY	GIANT INDUSTRIES, INC. 23733 North Scottsdale Road Scottsdale, Arizona 85255	PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GIANT INDUSTRIES, INC.
     Mark B. Cox and Kim H. Bullerdick, and each of them, are appointed proxies, with full power of substitution, to vote all of the stock of the undersigned shown on the reverse side hereof at the Annual Meeting of Stockholders of Giant Industries, Inc. to be held on Monday, April 10, 2006, or at any postponement or adjournment thereof, with the same effect as if the undersigned were present and voting the stock on all matters set forth in the Notice of Annual Meeting of Stockholders, dated March 1, 2006, and the Proxy Statement, dated March 1, 2006, as directed on the reverse side hereof.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise directed, or if no direction is given, this Proxy will be voted FOR all of the nominees in Item 1, FOR Item 2, and in accordance with the best judgment of the proxies or any of them on any other matters which may properly come before the meeting.
YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED PREPAID ENVELOPE.
(Continued and to be signed on the other side.)

Giant Industries, Inc.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ■

The Board of Directors recommends a vote FOR the nominees listed below and FOR Item 2.

1.	Election of Directors —

			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Nominees:	Fred L. Holliger
		Brooks J. Klimley	[ ]	[ ]	[ ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name in the space provided below.)

2.	Ratification of the appointment of Deloitte & Touche LLP by the Audit Committee as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2006.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

Dated:                                         , 2006

Signature(s)

Please date and sign exactly as your name or names appear herein. Persons signing in a fiduciary capacity or as corporate officers should so indicate.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED PREPAID ENVELOPE.